Exhibit 3.9

File Number            0090741-3

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that I am the keeper of the records of the Department of Business Services. I certify that

ATTACHED HERETO IS A TRUE AND CORRECT COPY, CONSISTING OF 20 PAGE(S), AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR CDW DIRECT, LLC.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this 25TH day of AUGUST A.D. 2010.
/s/ Jesse White
Authentication #: 1023701889 Authenticate at: http://www.cyberdriveillinois.com	SECRETARY OF STATE

1.	Limited Liability Company Name:	CDW Direct, LLC

(The LLC name must contain the words limited liability company, L.L.C. or LLC and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)

2.	If transacting business under an assumed name, complete and attach Form LLC-1.20.

3.	The address of its principal place of business: (Post office box alone and c/o are unacceptable.)

200 N. Milwaukee Avenue

	Vernon Hills, IL 60061	.

4.	The Articles of Organization are effective on: (Check one)

a) ✓ the filing date, or b)	another date later than but not more than 60 days subsequent to the filing date:
(month, day, year)

5.	The registered agent’s name and registered office address is:

	Registered agent:	Christine A. Leahy, Gen. Counsel, CDW Computer Centers, Inc.
		First Name	Middle Initial	Last Name
	Registered Office:	200 N. Milwaukee Avenue
	(P.O. BOX and c/o are unacceptable)	Number	Street	Suite #
Vernon Hills 60061 Lake County
		City	ZIP Code	County

6.	Purpose or purposes for which the LLC is organized: Include the business code # (IRS Form 1065).
(If not sufficient space to cover this point, add one or more sheets of this size.)
“The transaction of any or all lawful business for which limited liability companies may be organized under this Act.”

In addition, the LLC is engaged in the business of providing retail stores, wholesale stores and mail order services in the field of electronic equipment with computer software, computer hardware and computers.
PBA Code: 8999

7.	The latest date, if any, upon which the company is to dissolve	N/A
(month, day, year)

Any other events of dissolution enumerated on an attachment. (Optional)

LLC-4.5

LLC-5.5

8.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment:
	If yes, state the provisions(s) from the ILLCA.	☐ Yes	☑ No

9.	a) Management is by managers):	☐ Yes	☑ No
If yes, list names and business addresses.

	b) Management is vested in the member(s):	☑ Yes	☐ No
If yes, list names and addresses.

CDW Computer Centers, Inc.
200 N. Milwaukee Avenue
Vernon Hills, IL 60061

58385204

10.	I affirm, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

Dated	April 28	,	2003
	(Month/Day)		(Year)

	Signature(s) and Name(s) of Organizer(s)		Business Address(es)
Sidley Austin Brown & Wood
1.	/s/ Denise K. Kerschhackl	1.	10 S. Dearborn St.
	Signature		Number Street

	Denise M. Kerschhackl, Organizer		Chicago
	(Type or print name and title)		City/Town

Illinois 60603
	(Name if a corporation or other entity)		State ZIP Code

2.		2.
	Signature		Number Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State ZIP Code

3.		3.
	Signature		Number Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State ZIP Code

(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

LLC-4.5

1.	Limited Liability Company name	CDW Direct, LLC

2.	File number assigned by the Secretary of State:	00907413

3.	These Articles of Amendment are effective on ☒ the file date or a later date being . not to exceed 30 days after the file date.

4.	The Articles of Organization are amended as follows:

		a)	Admission of a new member (give name and address below)
		b)	Admission of a new manager (give name and address below)
		c)	Withdrawal of a member (give name below)
		d)	Withdrawal of a manager (give name below)
		e)	Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)
	X	f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box and c/o are unacceptable)
		g)	Change in the limited liability company’s name (list below)
		h)	Change in date of dissolution or other events of dissolution enumerated in item 6 of the Articles of Organization
	X	i)	Other (give information below)

		4f).	Change of Registered Agent: CT Corporation System 208 South LaSalle Street, Suite 814 Chicago, IL 60604 Cook County

		4i).	Other: The name of the Member has been changed to CDW Corporation.

LLC-11.5

LLC-5.25

5.	This amendment was adopted by the managers. S. 5-25(3)	☐Yes	☒No
	a) Not less than minimum number of managers so approved.	☐Yes	☒No
	b) Member action was not required.	☐Yes	☒No

6.	This amendment was adopted by the members. S. 5-25(4) Not less than minimum number of members so approved.	☒Yes	☐No

7.	I affirm, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated April 20th ,	2004 .
(Month & Day)	(Year)

/s/ John A. Edwardson
(Signature)

John A. Edwardson, CEO
(Type or print Name and Title)

5838-520-4
CDW Corporation, Member
(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)

INSTRUCTIONS: *	If the only change reported is a change in the registered agent and/or registered office, the filing fee is $35.

If other changes are reported, the filing fee is $150.

1.	Names of the entities proposing to merge, and the state or country of their organization:

Name of Entity	Type of Entity (Corporation Limited Liability Company, Limited Partnership, General Partnership or other permitted entity)	Domestic State or Country	Illinois Secretary of State File # (if any)

CDW Select, Inc.	Corporation	Illinois	6248-245-1

CDW Direct, LLC	Limited Liability Company	Illinois	0090741-3

CDW Technology Services, Inc.	Corporation	Illinois	6216-472-7

2.	The plan of merger has been approved and signed by each limited liability company and other entity that is to merge. If a corporation is a party to the merger, a copy of the plan as approved is attached to these articles of merger.

3.	(a) Name of the surviving entity:	CDW Direct, LLC

	(b) Address of the surviving entity:	Illinois

4.	Effective date of merger: (check one)

a) ☐ the filing date, or

b) ☒ a later date, but not more than 30 days subsequent to the filing date:

April 1, 2005
(month, day and year)

5.	All limited liability companies that are parties to this merger and were on record with the Illinois Secretary of State prior to January 1, 1998, have elected in their operating agreements to be governed by the amendatory Act of 1997.

LLC-37.25

6.	If the survivor is a limited liability company, stated below are changes that are necessary to its articles of organization by reason of this merger:

N/A

7.	For the limited liability companies that are parties to the merger, complete the following:

Name of LLC	Jurisdiction	Organization Date	Date of Admission to Illinois (foreign LLC’s)

CDW Direct, LLC	Illinois	April 28, 2003

8.	If the surviving entity is not a limited liability company, it agrees that it may be served with process in this State and is subject to liability in any action or proceeding for the enforcement of any liability or obligation of a Limited Liability Company previously subject to suit in this State which is to merge, and for the enforcement, as provided in this Act, of the right of members of any limited liability company to receive payment for their interest against the surviving entity.

9.	The undersigned entities caused these articles to be signed by the duly authorized person, each of whom affirms, under penalty of perjury, that the facts stated herein are true.

1.	/s/ Harry J. Harczak	2.	/s/ Barbara A. Klein
	(Signature)		(Signature)

	Harry J. Harczak, President		Barbara A. Klein, Sr. VP/CFO of CDW
	(Type or print name and title)		(Type or print name and title)

	CDW Select, Inc.		Corporation, the Member of CDW Direct, LLC
	(Name if a corporation or other entity)		(Name if a corporation or other entity)

3.	/s/ Harry J. Harczak	4.
	(Signature)		(Signature)

Harry J. Harczak, President
	(Type or print name and title)		(Type or print name and title)

CDW Technology Services, Inc.
	(Name if a corporation or other entity)		(Name if a corporation or other entity)

If additional space is needed, it must be continued in the same format on a plain white 8 1/2x11" sheet, which must be stapled to this form.

(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

LLC-30.1

AGREEMENT AND PLAN OF MERGER

BETWEEN

CDW DIRECT, LLC

an Illinois limited liability company,

CDW SELECT, INC.

an Illinois corporation,

AND

CDW TECHNOLOGY SERVICES, INC.

an Illinois corporation

THIS AGREEMENT AND PLAN OF MERGER made and entered into this 1st day of April, 2005, by and between CDW DIRECT, LLC, an Illinois limited liability company (“DIRECT”), CDW SELECT, Inc., an Illinois corporation (“SELECT”), and CDW Technology Services, Inc., an Illinois corporation (“TECHNOLOGY”):

WITNESSETH, that:

WHEREAS, DIRECT is a limited liability company organized and existing under the Limited Liability Act of the State of Illinois, and SELECT and TECHNOLOGY are corporations incorporated and existing under the Business Corporation Act of the State of Illinois;

WHEREAS, the Directors and Shareholders of SELECT and the Directors and Shareholders of TECHNOLOGY and the Manager and sole Member of DIRECT deem it advisable that SELECT and TECHNOLOGY merge into DIRECT on the terms and conditions hereinafter set forth in accordance with the applicable provisions of the laws of the Limited Liability Company Act of the State of Illinois, as amended, and the Business Corporation Act of Illinois, as amended, each of which permits such merger;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained the parties hereto agree as follows:

1. Merger and Surviving Limited Liability Company. SELECT and TECHNOLOGY shall be and hereby are merged with and into DIRECT. DIRECT shall be the surviving limited liability company (the “Surviving Limited Liability Company”) and shall forthwith be governed by the laws of the State of Illinois. The name of the Surviving Limited Liability Company is CDW DIRECT, LLC.

2. Address of Surviving Limited Liability Company. The principal place of business of the Surviving Limited Liability Company is 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061.

3. Effective Date. This Agreement and Plan of Merger shall become effective on April 1, 2005, the time of such effectiveness being hereinafter referred to as the “Effective Date.”

4. Conversion of Shares. The manner and basis of converting the shares of SELECT and the shares of TECHNOLOGY into membership interests of the Surviving Limited Liability Company are as follows:

(a) The issued shares and membership interests of the entities participating in the merger are owned by the same individual(s) in identical proportions. As a result of the foregoing, due to a commonality of ownership with DIRECT, each share of SELECT and each share of TECHNOLOGY issued and outstanding on the Effective Date shall be eliminated.

(b) Each membership interest of DIRECT issued and outstanding on the Effective Date shall continue to be issued and outstanding following the Effective Date and shall represent one membership interest of the Surviving Limited Liability Company.

5. Articles of Organization of Surviving Limited Liability Company. The Articles of Organization of DIRECT as they exist on the Effective Date shall be the Articles of Organization of the Surviving Limited Liability Company following the Effective Date without amendment or change.

6. Operating Agreement of Surviving Limited Liability Company. The Operating Agreement of DIRECT as it exists on the Effective Date shall be the Operating Agreement of the Surviving Limited Liability Company following the Effective Date without amendment or change.

7. Managers of Surviving Limited Liability Company. The managers of DIRECT as they exist on the Effective Date shall be the managers of the Surviving Limited Liability Company following the Effective Date, and such persons shall serve as managers for the terms provided for in the Operating Agreement or until their respective successors are elected and qualified.

8. Approval by the Shareholders of SELECT and TECHNOLOGY. This Agreement and Plan of Merger shall be submitted to the shareholders of SELECT and the shareholders of TECHNOLOGY for approval in the manner provided by the applicable laws of the State of Illinois at a meeting or by written consent in lieu of a meeting in the manner provided by applicable laws of the State of Illinois.

9. Approval by the Sole Member of DIRECT. This Agreement and Plan of Merger shall be submitted to the sole member of DIRECT for approval in the manner provided by the applicable laws of the State of Illinois at a meeting or by written consent in lieu of a meeting in the manner provided by applicable laws of the State of Illinois.

10. Further Assurance of Title. If, at any time, DIRECT shall consider or be advised that any acknowledgements or assurances in law or any similar action are necessary or desirable in order to acknowledge or confirm in and to DIRECT any right, title or interest of SELECT or of TECHNOLOGY held immediately prior to the Effective Date, SELECT or TECHNOLOGY and its proper officers and directors shall execute and deliver all such acknowledgements or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title or interest in DIRECT as shall be necessary to carry out the purposes of the Agreement and Plan of Merger, and DIRECT and the proper officers and managers thereof are fully authorized to take any and all such action in the name of SELECT or TECHNOLOGY or otherwise.

11. Abandonment of Merger. This Agreement and Plan of Merger may be terminated and abandoned by action of either party hereto at any time prior to the filing date whether before or after approval by the members of the limited liability company parties hereto.

IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority duly granted by their respective managers and members, have caused this Agreement and Plan of Merger to be executed and attested, all as of the day and year first written above.

CDW DIRECT, LLC, an Illinois Limited Liability Company

By:	CDW Corporation, as Member

By:
Christine A. Leahy, Secretary

CDW Select, Inc., an Illinois Corporation

By:
Harry J. Harczak, President

CDW Technology Services, Inc., an Illinois Corporation

By:
Harry J. Harczak, President

1. Limited Liability Company Name:	CDW DIRECT, LLC

2. Name and Address of Registered Agent and Registered Office as they appear on the records of the Office of the Secretary of State (before change):

Registered Agent	CT Corporation System
First Name Middle Name Last Name

Registered Office	208 S. LaSalle Street
Number Street Suite No. (P.O. Box alone is unacceptable)

Chicago 60604 Cook
City ZIP Code County

3. Name and Address of Registered Agent and Registered Office shall be (after all changes herein reported):

Registered Agent	Illinois Corporation Service Company
First Name Middle Name Last Name

Registered Office	801 Adlai Stevenson Drive
Number Street Suite No. (P.O. Box alone is unacceptable)

Springfield, IL 62703 Sangamon
City ZIP Code County

4. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

5. The above change was authorized by: (check one box only)
a.☐ resolution duly adopted by the members or managers. (See Note 4.)
b.☒ action of the registered agent. (See Note 5.)

SEE REVERSE FOR SIGNATURE(S).

Printed by authority of the State of Illinois. June 2005 – 5M – LLC-36

6.	If the change to the registered agent or registered office is authorized by the members or managers, sign here. (See Note 4 below.)

The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this statement to change the registered agent or address is to the best of my knowledge and belief, true, correct and complete.

Dated	June 8	,	2006
	Month/Day		Year

/s/ Mary Jo C. Georgen
Signature (Must comply with Section 5-45 of ILLCA.)

Mary Jo C. Georgen Asst. Sec.
Name and Title (type or print)

CDW Corporation – Member
If the member or manager signing this document is a company or other entity, state name of company and indicate whether it is a member or manager of the Limited Liability Company.

If change of registered office by registered agent, sign here. (See Note 5 below.)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true, correct and complete.

Dated		,
	Month/Day		Year

Signature of Registered Agent of Record

Name (type or print) If registered agent is a corporation, name and title of officer who is signing on its behalf.

NOTES

1.	The registered office may, but need not be, the same as the principal office of the Limited Liability Company; however, the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address (P.O. Box alone is unacceptable).

3.	A Limited Liability Company cannot act as its own registered agent.

4.	Any change of registered agent or registered address effected by the Limited Liability Company must be by resolution adopted by the members or managers.

5.	The registered agent may report a change of the registered office of the Limited Liability Company for which he/she is a registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.

Printed by authority of the State of Illinois. June 2005–5M–LLC-36

1.	Limited Liability Company Name:	CDW Direct, LLC

2.	Articles of Amendment effective on:
	☒	the file date
	☐	a later date (not to exceed 30 days after the file date)
Month, Day, Year

3.	Articles of Organization are amended as follows (check applicable item(s) below):

	☒	a)	Admission of a new member (give name and address below)*
	☐	b)	Admission of a new manager (give name and address below)*
	☐	c)	Withdrawal of a member (give name below)*
	☐	d)	Withdrawal of a manager (give name below)*
	☐	e)	Change in address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)
	☐	f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box alone or c/o is unacceptable.)
	☐	g)	Change in the Limited Liability Company’s name (give new name below)
	☐	h)	Change in date of dissolution or other events of dissolution enumerated in Item 6 of the Articles of Organization
	☐	i)	Other (give information in space below)
	☐	j)	Establish authority to issue series (see back; filing fee $400)*

* Changes in members/managers may, but are not required to, be reported in an amendment to the Articles of Organization.

Additional information:

3.a New member is CDW LLC, 200 N. Milwaukee Avenue, Vernon Hills, IL 60061. This member became effective on December 31, 2009.

New Name of LLC (if changed):

(continued on back)

Printed on recycled paper. Printed by authority of the State of Illinois. September 2008 – 2M – LLC 11.11

LLC-5.25

4.	This amendment was approved in accordance with Section 5-25 of the Illinois Limited Liability Company Act, and, if adopted by the managers, was approved by not less than the minimum number of managers necessary to approve the amendment, member action not being required; or, if adopted by the members, was approved by not less than the minimum number of members necessary to approve the amendment.

5.	I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Amendment are to the best of my knowledge and belief, true, correct and complete.

Dated	August 17,	,	2010
	Month/Day		Year

	/s/ John A. Edwardson
	Signature (Must comply with Section 5-45 of ILLCA.)

	John A. Edwardson, Manager
	Name and Title (type or print)

	CDW LLC, sole Member
	If the member or manager signing this document is a company or other entity, state Name of Company and whether it is a member or manager of the LLC.

*	The following paragraph Is adopted when Item 3] is checked:

The operating agreement provides for the establishment of one or more series. When the company has filed a Certificate of Designation for each series, which is to have limited liability pursuant to Section 37-40 of the Illinois Limited Liability Company Act, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Limited Liability Company generally or any other series thereof, and unless otherwise provided in the operating agreement, none of the debts, liabilities, obligations or expenses incurred, contracted for or otherwise existing with respect to this company generally or any other series thereof shall be enforceable against the assets of such series.

Printed on recycled paper. Printed by authority of the State of Illinois. September 2008 – 2M – LLC 11.11

1.	Names of Entities proposing to merge, and State or Country of Organization:

Name of Entity	Type of Entity (Corporation, Limited Liability Company, Limited Partnership, General Partnership or other permitted entity)	Domestic State or Country	Illinois Secretary of State File Number (if any)

CDW Corporation	Corporation	Delaware

CDW Direct, LLC	Limited Liability Company	Illinois	00907413

2.	The plan of merger has been approved and signed by each Limited Liability Company and other entity that is to merge. If a corporation is a party to the merger, a copy of the plan as approved is attached to these Articles of Merger.

3.	a. Name of Surviving Entity:	CDW Direct, LLC

	b. Address of Surviving Entity:	200 N. Milwaukee Avenue, Vernon Hills, IL 60061

4.	Effective date of merger: (check one)

a. ☒ the filing date, or

b. ☐ a later date, but not more than 30 days subsequent to the filing date:
Month, Day, Year

5.	If the survivor is a Limited Liability Company, indicate changes that are necessary to its Articles of Organization by reason of this merger:

None

LLC-37.25

6.	For the Limited Liability Companies that are parties to the merger, complete the following:

Name of LLC	Jurisdiction	Organization Date	Date of Admission to Illinois (foreign LLC’s)

CDW Direct, LLC	Illinois	April 28, 2003

7.	If the surviving entity is not a Limited Liability Company, the entity agrees that it may be served with process in Illinois and is subject to liability in any action or proceeding for the enforcement of any liability or obligation of a Limited Liability Company previously subject to suit in this State, which is to merge, and for the enforcement, as provided in this Act, of the right of members of any Limited Liability Company to receive payment for their interest against the surviving entity.

8.	The undersigned entities caused these Articles of Merger to be signed by the duly authorized person, each of whom affirms, under penalty of perjury, that the facts stated herein are true.

Dated	August 17	,	2010
	Month & Day		Year

1.	/s/ Robert J. Welyki	2.	/s/ Robert J. Welyki
	Signature		Signature

	Robert J. Welyki, Vice President & Treasurer		Robert J. Welyki, Manager
	Name and Title (type or print)		Name and Title (type or print)

	CDW Corporation		CDW LLC, Sole Member of CDW Direct, LLC
	Name if a Corporation or other Entity		Name if a Corporation or other Entity

3.		4.
	Signature		Signature

	Name and Title (type or print)		Name and Title (type or print)

	Name if a Corporation or other Entity		Name if a Corporation or other Entity

If more space is needed, please attach additional sheets of this size.

Signatures must be in black ink on an original document.

Carbon copy, photocopy or rubber stamp signatures

may only be used on conformed copies.

AGREEMENT AND PLAN OF MERGER

OF

CDW CORPORATION

(a Delaware corporation)

AND

CDW DIRECT, LLC

(An Illinois limited liability company)

THIS AGREEMENT AND PLAN OF MERGER entered into on August 17, 2010 by CDW CORPORATION (“CDW”), a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on August 12, 2010, by CDW DIRECT, LLC (“DIRECT’), a limited liability company of the State of Illinois, and approved by resolution adopted by its sole Member on August 12, 2010.

WHEREAS, CDW is a business corporation incorporated in the State of Delaware with its registered office therein located at 2711 Ccnterville Road, Suite 400, City of Wilmington, County of New Castle; and

WHEREAS, the total number of shares of stock which CDW has authority to issue is 10,000 shares of common stock, all of which are of one class and of a par value of $.01 each; and

WHEREAS, DIRECT is a limited liability company of the State of Illinois with its principal office therein located at 200 N. Milwaukee Avenue, City of Vemon Hills, County of Lake; and

WHEREAS, the total membership interest which DIRECT has authority to issue is 100% of its membership; and

WHEREAS, the General Corporation Law of the State of Delaware permits a merger of a business corporation of the State of Delaware with and into a limited liability company of another jurisdiction; and

WHEREAS, the Illinois Limited Liability Company Act permits the merger of a business corporation of another jurisdiction with and into a limited liability company of the State of Illinois; and

WHEREAS, CDW’s Board of Directors and DIRECT’s sole Member declare it advisable and to the advantage, welfare, and best interests of said companies and their respective stockholders to merge CDW with and into DIRECT pursuant to the provisions of the General Corporation Law of the State of Delaware and pursuant to the provisions of the Illinois Limited Liability Company Act upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by CDW and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by DIRECT and approved by a resolution adopted by its Sole Member, the Agreement and Plan of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement and Plan of Merger set forth.

1. CDW and DIRECT shall, pursuant to the provisions of the General Corporation Law of the State of Delaware and to the provisions of the Illinois Limited Liability Company Act, be merged with and into a limited liability company, to wit, DIRECT, which shall be the surviving company from and after the effective time of the merger, and which is sometimes hereinafter referred to as the “surviving corporation”, and which shall continue to exist as said surviving corporation under CDW DIRECT, LLC pursuant to the provisions of the Illinois Limited Liability Company Act The separate existence of CDW, which is sometimes hereinafter referred to as the “terminating corporation”, shall cease at said effective time in accordance with the provisions of the General Corporation Law of the State of Delaware.

2. Annexed hereto and made a part hereof is a copy of the Articles of Organization (“ARTICLES”) of the surviving corporation as the same shall be in force and effect at the effective time in the State of Illinois of the merger herein provided for, and said ARTICLES as therein amended and changed shall continue to be the ARTICLES of said surviving corporation until further amended and changed pursuant to the provisions of the Illinois Limited Liability Company Act.

3. The present operating agreement of the surviving corporation will be the operating agreement of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Illinois Limited Liability Company Act

4. The officers in office of the surviving corporation at the effective time of the merger shall be the officers of the surviving corporation, all of whom shall hold their offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the operating agreement of the surviving corporation.

5. Each issued share of the terminating corporation shall, from and after the effective time of the merger, by virtue of the merger and without any action by DIRECT or CDW or any other person, be cancelled and no cash or securities or other property shall be payable to CDW in respect thereof. The membership interest of the surviving corporation shall not be converted or exchanged in any manner, but each said Membership Interest which is issued at the effective time of the merger shall continue to represent one Membership Interest of the surviving corporation.

6. The surviving corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the terminating corporation, as well as for enforcement of any obligation of the surviving company arising from the merger herein provided for, including any suit or other proceeding to enforce the right of any stockholder of the terminating corporation as and when determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware; does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings; and does hereby specify the following address of CDW DIRECT, LLC, 200 N. Milwaukee Avenue, Vemon Hills, IL 60061 without the State of Delaware to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware:

7. In the event that this Agreement and Plan of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the General Corporation Law of the State of Delaware and upon behalf of the surviving company in accordance with the provisions of the Illinois Limited Liability Company Act, the said companies agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware and by the laws of the State of Illinois, and that they will cause to be performed all necessary acts within the State of Delaware and the State of Illinois and elsewhere to effectuate the merger herein provided for.

8. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or of the merger herein provided for.

9. This Agreement and Plan of Merger and the time at which the merger herein agreed shall become effective is upon filing in the State of Delaware in accordance with the General Corporation Law of the State of Delaware and the State of Illinois in accordance with the Illinois Limited Liability Company Act.

10. Notwithstanding the full approval and adoption of this Agreement and Plan of Merger, the said Agreement and Plan of Merger may be terminated at any time prior to the filing thereof with the Secretary of State of the State of Delaware or at any time prior to the filing of any requisite merger documents with the Secretary of State of Illinois.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement and Plan of Merger to be executed by their respective officers thereunto duly authorized all as of the date first written above.

CDW CORPORATION, a Delaware Corporation

/s/ Robert J. Welyki
By:	Robert J. Welyki
Vice President and Treasurer

CDW DIRECT, LLC, an Illinois Limited Liability Company

/s/ Robert J. Welyki
By:	Robert J. Welyki
Manager

CERTIFICATE OF SECRETARY OF CDW CORPORATION

The undersigned, being the Secretary of CDW CORPORATION, does hereby certify that the foregoing Agreement and Plan of Merger was adopted by written consent of the Sole Shareholder of said corporation, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

Dated: August 17, 2010

/s/ Christine A. Leahy
Christine A. Leahy
Secretary